UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 6, 2016

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (262) 636-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2016, Modine Manufacturing Company the (the “Company”) entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with Luvata Heat Transfer Solutions II AB, a company incorporated in Sweden (“Luvata”).  The Purchase Agreement contemplates that Modine will acquire the shares of seven target companies (the “Target Companies”) held by Luvata, which together represent the Luvata Heat Transfer Solutions business.  The shares of the Target Companies to be acquired comprise the whole of the allotted and issued share capital of such companies.

The Company anticipates that the aggregate value of the consideration for the Company’s acquisition of the Target Companies will be approximately $422 million, which includes both cash and stock consideration.  The cash consideration (“Cash Consideration”) will be a base amount equal to $166,738,220, plus an adjustment based on a “Locked Box” mechanism as described in the Purchase Agreement.  Under the Locked Box mechanism, a daily amount of €25,000  will accrue from (and excluding) the Locked Box Date of December 31, 2015 until the Completion Date (as defined in the Purchase Agreement) (the “Locked Box Period”), subject however to a sliding scale reduction of that daily amount under circumstances identified in the Purchase Agreement.  The Cash Consideration will be reduced by the amount of any known Leakage (as defined in the Purchase Agreement) from the Locked Box Date, which includes certain identified actions from or by any Target Company for the benefit of Luvata or any of its related persons during the Locked Box Period, including, without limitation, certain dividends, distributions, redemptions of shares or returns of capital, waivers or releases of amounts owed to a Target Company, and certain fees and expenses incurred in by any Target Company in connection with the transactions contemplated in the Purchase Agreement.  The Company can bring claims for Leakage to Luvata within three months following the Completion Date.  The Cash Consideration will also be increased by the amount of certain equity contributions or conversions by Luvata relative to the Target Companies before the Completion Date, if any.  The stock consideration will be equal to 2,219,424 shares (the “Share Consideration”) of the Company’s common stock, par value $0.625 per share, to be issued to certain of Luvata’s lenders as designated by Luvata, on the Completion Date.  The Share Consideration will be issued subject to lock-up agreements prohibiting the recipients from transferring the Share Consideration for a period of one year following the Completion Date, subject to certain limited exceptions.  In addition, on the Completion Date, the Company will be obligated to satisfy certain intercompany financing obligations between the Target Companies and Luvata, as identified in the Purchase Agreement.

Luvata has made customary warranties and covenants in the Purchase Agreement.  Luvata’s covenants include, among others, covenants not to (i) make any material change to the organization of the business of any Target Company; (ii) discontinue or cease to operate all or any material part of the business of any Target Company; (iii) acquire or dispose of revenues, assets, business or undertakings with a value in excess of €500,000 in aggregate across the Target Companies; (iv) acquire or dispose of material stock involving consideration in excess of €100,000; (v) enter into or amend certain agreements outside of the ordinary course of business; (vi) declare, make or pay any dividends or distributions; (vii) incur additional borrowings except in the ordinary course of business or pursuant to certain intercompany agreements, and subject to identified caps; or (viii) commence or settle any litigation where the total amount claimed exceeds €150,000.

Completion of the transactions contemplated by the Purchase Agreement is subject to various conditions, including satisfying merger control requirements of United States, German and Ukrainian anti-trust authorities, and customary obligations of the parties.

The Company will have the right to terminate the Purchase Agreement only if certain Conditions (as defined in the Purchase Agreement) are not satisfied by or before February 22, 2017; if Luvata materially breaches its Completion Arrangements (as defined in the Purchase Agreement); or in the event of identified natural disasters prior to the Completion Date that cause damage to identified facilities within the Target Companies exceeding the aggregate insurance coverage in respect of the relevant property, unless Luvata agrees to compensate the Company for the underinsured amount.  The Company’s sole recourse for any breach of Business Warranties by Luvata under the Purchase Agreement will be pursuant to a warranty and indemnity insurance policy obtained by the Company.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibits 2.1 and incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Luvata or the Target Companies.  The warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third‑party beneficiaries under the Purchase Agreement and should not rely on the warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Luvata, the Target Companies or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events

On September 6, 2016, the Company issued a press release announcing its entry into the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Share Sale and Purchase Agreement between Luvata Heat Transfer Solutions II AB and Modine Manufacturing Company, dated as of September 6, 2016

99.1	Press Release dated September 6, 2016

*The Company agrees to furnish supplementally to the Commission, upon request, copies of any schedules omitted from the document filed herewith.

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995.  The Company’s actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to, those described under “Risk Factors” in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and under Forward-Looking Statements in Item 7 of Part II of that same report and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.  Other risks and uncertainties include, but are not limited to, the following:  the Company’s ability to complete the acquisition of the Target Companies in a reasonable manner and timeframe, to integrate the business successfully into Modine thereafter, to harness the anticipated synergies associated with the transaction, and to achieve projected cash flows sufficient to enable Modine to maintain a desirable leverage ratio; the overall health and price-down focus of the Company’s customers, particularly in light of economic and market-specific challenges; the ability of the Company to successfully implement its Strengthen, Diversify and Grow strategic transformation; uncertainties regarding the costs and benefits of the Company’s restructuring activities in our Americas and Europe segments, including the activities associated with the closure of the Company’s facility in Washington, Iowa; operational inefficiencies as a result of program launches, unexpected volume increases and product transfers; economic, social and political conditions, changes and challenges in the markets where the Company operates and competes, including foreign currency exchange rate fluctuations (particularly the value of the euro, Brazilian real and British pound relative to the U.S. dollar), tariffs, inflation, changes in interest rates, recession, restrictions associated with importing and exporting and foreign ownership, and in particular the economic and market conditions in Brazil and China, the remaining economic uncertainties in certain markets in North America, and the continuing uncertainty regarding the recent “Brexit” vote in Great Britain; the impact on Modine of any significant increases in commodity prices, particularly aluminum and copper, and our ability to pass these prices on to customers; the Company’s ability to successfully execute its strategic and operational plans; the nature of and the Company’s significant exposure to the vehicular industry and the dependence of this industry on the health of the economy; costs and other effects of environmental investigation, remediation or litigation; and other risks and uncertainties identified by the Company in public filings with the U.S. Securities and Exchange Commission.  The Company does not assume any obligation to update any forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President, Legal and Corporate
Communications, General Counsel and Secretary

Date: September 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Share Sale and Purchase Agreement between Luvata Heat Transfer Solutions II AB and Modine Manufacturing Company, dated as of September 6, 2016

99.1	Press Release dated September 6, 2016

*The Company agrees to furnish supplementally to the Commission, upon request, copies of any schedules omitted from the document filed herewith.